UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 26, 2007
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania		15222-5479

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          Effective January 1, 2007, Allegheny Technologies Incorporated (the “Company”) adopted the Financial Accounting Standards Board’s Staff Position titled “Accounting for Planned Major Maintenance Activities” (the “FASB Staff Position”), as required. The FASB Staff Position prohibits the use of the accrue-in-advance method of accounting for planned major maintenance activities, which is the method the Company previously used to record planned plant outage costs on an interim basis within a fiscal year and the costs of major equipment rebuilds which extend the life of capital equipment. Under the FASB Staff Position, which has retrospective application to prior periods presented, the Company now reports results using the deferral method, whereby major equipment rebuilds are capitalized as costs are incurred and amortized into expense over their estimated useful lives, and planned plant outage costs are fully recognized in the interim period of the outage. The Company’s adoption of the FASB Staff Position on January 1, 2007 resulted in an increase to retained earnings of $10.3 million, net of related taxes. Retrospectively applied, the Company’s net income for 2006, 2005 and 2004 increased $2.2 million, $2.6 million and $1.6 million, respectively, or approximately $0.02 per share for each year.
          The audited consolidated financial statements of the Company set forth in Exhibit 99.1 to this Current Report present the Company’s consolidated financial data as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, as adjusted to reflect the application of the FASB Staff Position to such prior periods as described above. Also set forth in Exhibit 99.1 is Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) as of December 31, 2006, as restated only to reflect the changes described above. No forward-looking information in the audited consolidated financial statements or in MD&A set forth in Exhibit 99.1 have been updated to reflect any events that have occurred since the filing of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit 99.1	Audited Consolidated Financial Statements of Allegheny Technologies Incorporated and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Exhibit 99.2	Consent of Ernst & Young LLP.

Exhibit 99.3	Computation of Ratios of Earnings to Fixed Charges.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Richard J. Harshman
Richard J. Harshman
Executive Vice President, Finance and Chief Financial Officer

Dated: July 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Audited Consolidated Financial Statements of Allegheny Technologies Incorporated and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Exhibit 99.2	Consent of Ernst & Young LLP.

Exhibit 99.3	Computation of Ratios of Earnings to Fixed Charges.